Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Prospectus Supplement of IndyMac INDX Mortgage Loan Trust, Series 2006-AR6 comprising part of the Registration Statement (No. 333-132042), of our report dated March 7, 2006 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
New York, New York
April 26, 2006




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Prospectus Supplement of IndyMac INDX Mortgage Loan Trust, Series 2006-AR6 comprising part of the Registration Statement (No. 333-132042) of our report dated March 7, 2006 relating to the financial statements of XL Financial Assurance Ltd, which appears as Exhibit 99.2 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.

   /s/ PricewaterhouseCoopers
   --------------------------

PricewaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda
April 26, 2006